Exhibit 99.1

AMAZON.COM ANNOUNCES FIRST QUARTER SALES UP 34% TO $13.18 BILLION;

16 OF THE TOP 100 BESTSELLING TITLES ARE EXCLUSIVE TO THE KINDLE STORE

SEATTLE—(BUSINESS WIRE)—April 26, 2012—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its first quarter ended March 31, 2012.

Operating cash flow increased 1% to $3.05 billion for the trailing twelve months, compared with $3.03 billion for the trailing twelve months ended March 31, 2011. Free cash flow decreased 39% to $1.15 billion for the trailing twelve months, compared with $1.90 billion for the trailing twelve months ended March 31, 2011.

Common shares outstanding plus shares underlying stock-based awards totaled 464 million on March 31, 2012, compared with 466 million a year ago. During the quarter, the Company repurchased 5.3 million shares, or $960 million, under its previously announced authorization to repurchase up to $2 billion of the Company’s common stock.

Net sales increased 34% to $13.18 billion in the first quarter, compared with $9.86 billion in first quarter 2011. Excluding the $56 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 34% compared with first quarter 2011.

Operating income was $192 million in the first quarter, compared with $322 million in first quarter 2011. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $4 million.

Net income decreased 35% to $130 million in the first quarter, or $0.28 per diluted share, compared with net income of $201 million, or $0.44 per diluted share, in first quarter 2011.

“I’m excited to announce that we now have more than 130,000 new, in-copyright books that are exclusive to the Kindle Store — you won’t find them anywhere else. They include many of our top bestsellers — in fact, 16 of our top 100 bestselling titles are exclusive to our store,” said Jeff Bezos, founder and CEO of Amazon.com. “If you’re an Amazon Prime member, you don’t even need to buy these titles — you can borrow them for free — with no due dates — from our revolutionary Kindle Owners’ Lending Library. The Kindle Owners’ Lending Library is heavily used by Kindle owners, and it has extremely unusual features that both authors and customers love. Every time you borrow a book, the author gets paid — and we have an inexhaustible supply of each title so you never have to wait in a queue for the book you want. Kindle is the bestselling e-reader in the world by far, and I assure you we’ll keep working hard so that the Kindle Store remains yet another reason to buy a Kindle!”

Highlights

•

Kindle Fire remains the #1 bestselling, most gifted, and most wished for product across the millions of items available on Amazon.com since launch. In the first quarter, 9 out of 10 of the top sellers on Amazon.com were digital products – Kindle, Kindle books, movies, music and apps.

•

Amazon launched Kindle Touch Wi-Fi and Kindle Touch 3G on Amazon.co.uk, Amazon.de, Amazon.fr, Amazon.it, and Amazon.es. The full line of Kindle e-ink readers is now available in over 175 countries around the world. Kindle Touch 3G is the most full-featured e-reader with an easy to use touchscreen and the unparalleled convenience of free 3G – no hunting for Wi-Fi spots, simply think of a book and download it. Kindle remains the bestseller on Amazon.co.uk, Amazon.de, Amazon.fr, Amazon.it and Amazon.es since their launches.

•

Amazon introduced a new version of its popular Kindle for iPad app, which is the #5 free iPad app of all time and the #1 free books app on iPad. Millions of customers are using the new Kindle for iPad app, which is optimized for the high resolution display of the newest iPad.

•

Amazon announced an In-App Purchasing service, making it easy for Amazon Appstore developers to offer digital content and subscriptions for purchase within apps and games that are available on millions of Kindle Fires and other Android devices. Amazon Appstore’s In-App Purchasing service is simple for developers to integrate and helps monetize their apps and games, while offering customers a seamless and secure 1-Click purchasing experience.

1

•

Amazon.com announced the launch of the Amazon Instant Video app for PlayStation 3 (PS3), making the PS3 system the first video game console system to offer Amazon Instant Video, and allowing PS3 users to stream Prime Instant Videos and rent or buy the latest movies and TV episodes directly from their PS3. Customers can also access Amazon Instant Video and Prime Instant Video from Kindle Fire, Mac or PC, or on a TV using either a compatible connected device such as a Blu-ray player or a Roku or directly on compatible Smart TVs.

•

Amazon continued to expand its catalog of title offerings for Prime Instant Video, announcing licensing agreements with Discovery Communications and Viacom. Among the programs added are Discovery Channel’s Dirty Jobs, TLC’s Say Yes To The Dress and Animal Planet’s Whale Wars, as well as thousands of TV episodes from MTV, Comedy Central, Nickelodeon, TV Land, Spike, VH1, BET, CMT and Logo. These deals bring the total number of Prime Instant Videos to more than 17,000 movies and TV episodes from partners such as CBS, Fox, NBCUniversal, Sony, Warner Bros., PBS, Disney-ABC and many more.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $7.43 billion, up 36% from first quarter 2011.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese, Italian and Spanish sites, were $5.76 billion, up 31% from first quarter 2011. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 32%.

•	Worldwide Media sales grew 19% to $4.71 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 19%.

•

Worldwide Electronics and Other General Merchandise sales grew 43% to $7.97 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 43%.

•

Amazon Web Services (AWS) announced that Amazon DynamoDB – the fastest growing AWS service ever – is now available in both the EU (Ireland) and Asia Pacific (Tokyo) Regions. Amazon DynamoDB is a fully managed NoSQL database service that provides extremely fast and predictable performance with seamless scalability.

•

AWS lowered prices for the 19th time in five years by reducing reserved instance prices for Amazon EC2 and Amazon RDS, as well as reducing on-demand pricing for Amazon EC2, Amazon RDS, and Amazon ElastiCache.

•

AWS launched AWS Marketplace, an online store that makes it easy for customers to find, compare, and immediately start using the software and services they need to build software systems and products, and run their businesses. With AWS Marketplace, software and SaaS providers with offerings that run in the AWS Cloud can benefit from increased awareness, simplified deployment, and automated billing. AWS Marketplace brings the same simple, trusted, and secure online shopping experience that customers enjoy on Amazon.com to software built for the AWS platform, streamlining the process of doing research and purchasing software.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of April 26, 2012, and exclude financial results of the Kiva Systems, Inc. acquisition which we expect to close in second quarter 2012. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Second Quarter 2012 Guidance

•	Net sales are expected to be between $11.9 billion and $13.3 billion, or to grow between 20% and 34% compared with second quarter 2011.

•	Operating income (loss) is expected to be between $(260) million and $40 million, or between 229% decline and 80% decline compared with second quarter 2011.

2

•

This guidance includes approximately $260 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. The new latest generation Kindle is the lightest, most compact Kindle ever and features the same 6-inch, most advanced electronic ink display that reads like real paper even in bright sunlight. Kindle Touch is a new addition to the Kindle family with an easy-to-use touch screen that makes it easier than ever to turn pages, search, shop, and take notes – still with all the benefits of the most advanced electronic ink display. Kindle Touch 3G is the top of the line e-reader and offers the same new design and features of Kindle Touch, with the unparalleled added convenience of free 3G. Kindle Fire is the Kindle for movies, TV episodes, music, books, magazines, apps, games and web browsing with all the content, free storage in the Amazon Cloud, Whispersync, Amazon Silk (Amazon’s new revolutionary cloud-accelerated web browser), vibrant color touch screen, and powerful dual-core processor.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, and www.amazon.es. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

3

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$5,269	$3,777	$2,641	$1,844

OPERATING ACTIVITIES:
Net income	130	201	561	1,054
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	457	202	1,338	652
Stock-based compensation	160	110	605	448
Other operating expense (income), net	46	33	168	112
Losses (gains) on sales of marketable securities, net	(2)	2	(8)	1
Other expense (income), net	15	37	(78)	(36)
Deferred income taxes	(38)	15	83	38
Excess tax benefits from stock-based compensation	(40)	(46)	(56)	(219)
Changes in operating assets and liabilities:
Inventories	747	343	(1,374)	(997)
Accounts receivable, net and other	746	359	(479)	(170)
Accounts payable	(4,258)	(2,649)	1,388	1,641
Accrued expenses and other	(529)	(183)	721	697
Additions to unearned revenue	397	210	1,252	709
Amortization of previously unearned revenue	(269)	(220)	(1,070)	(897)

Net cash provided by (used in) operating activities	(2,438)	(1,586)	3,051	3,033

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(386)	(298)	(1,899)	(1,138)
Acquisitions, net of cash acquired, and other	(50)	(139)	(615)	(473)
Sales and maturities of marketable securities and other investments	1,738	1,939	6,641	5,318
Purchases of marketable securities and other investments	(852)	(1,112)	(5,997)	(6,135)

Net cash provided by (used in) investing activities	450	390	(1,870)	(2,428)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	40	46	56	219
Common stock repurchased	(960)	—	(1,237)	—
Proceeds from long-term debt and other	68	89	154	168
Repayments of long-term debt, capital lease, and finance lease obligations	(153)	(111)	(483)	(295)

Net cash provided by (used in) financing activities	(1,005)	24	(1,510)	92

Foreign-currency effect on cash and cash equivalents	12	36	(24)	100

Net increase (decrease) in cash and cash equivalents	(2,981)	(1,136)	(353)	797

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,288	$2,641	$2,288	$2,641

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long term debt	$6	$3	$17	$12
Cash paid for income taxes (net of refunds)	19	7	45	79
Fixed assets acquired under capital leases	149	181	721	526
Fixed assets acquired under build-to-suit leases	17	69	207	182

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	000000000	000000000
	Three Months Ended March 31,
	2012	2011
Net product sales (1)	$11,249	$8,698
Net services sales (2)	1,936	1,159

Net sales	13,185	9,857

Operating expenses (3):
Cost of sales	10,027	7,608
Fulfillment	1,295	855
Marketing	480	327
Technology and content	945	579
General and administrative	200	133
Other operating expense (income), net	46	33

Total operating expenses	12,993	9,535

Income from operations	192	322

Interest income	12	15
Interest expense	(21)	(12)
Other income (expense), net	(99)	(18)

Total non-operating income (expense)	(108)	(15)

Income before income taxes	84	307

Provision for income taxes	(43)	(89)
Equity-method investment activity, net of tax	89	(17)

Net income	$130	$201

Basic earnings per share	$0.29	$0.44

Diluted earnings per share	$0.28	$0.44

Weighted average shares used in computation of earnings per share:
Basic	453	451

Diluted	460	459

(1)	Represents revenue from the sale of products and related shipping fees and digital content where we are the seller of record.
(2)	Represents third-party seller fees earned (including commissions) and related shipping fees, digital content subscriptions, and non-retail activities.
(3)	Includes stock-based compensation as follows:

	000000000	000000000
Fulfillment	$37	$24
Marketing	12	7
Technology and content	85	61
General and administrative	26	18

AMAZON.COM, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net income	$130	$201

Other comprehensive income:
Foreign currency translation adjustments, net of tax of $(38) and $(7)	137	135
Change in unrealized gains on available-for-sale securities, net of tax of $(2) and $(5)	5	(11)

Total other comprehensive income	142	124

Comprehensive income	$272	$325

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2012	2011
North America
Net sales	$7,427	$5,465
Segment operating expenses (1)	7,078	5,175

Segment operating income	$349	$290

International
Net sales	$5,758	$4,392
Segment operating expenses (1)	5,709	4,217

Segment operating income	$49	$175

Consolidated
Net sales	$13,185	$9,857
Segment operating expenses (1)	12,787	9,392

Segment operating income	398	465
Stock-based compensation	(160)	(110)
Other operating income (expense), net	(46)	(33)

Income from operations	192	322
Total non-operating income (expense)	(108)	(15)
Provision for income taxes	(43)	(89)
Equity-method investment activity, net of tax	89	(17)

Net income	$130	$201

Segment Highlights:
Y/Y net sales growth:
North America	36%	45%
International	31	31
Consolidated	34	38
Y/Y segment operating income growth (decline):
North America	20%	6%
International	(72)	(25)
Consolidated	(15)	(8)
Net sales mix:
North America	56%	55%
International	44	45

	100%	100%

(1)	Represents operating expenses, excluding stock-based compensation and “Other operating expense (income), net,” which are not allocated to segments.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended March 31,
	2012	2011
North America
Media	$2,197	$1,885
Electronics and other general merchandise	4,772	3,303
Other (1)	458	277

Total North America	$7,427	$5,465

International
Media	$2,513	$2,073
Electronics and other general merchandise	3,203	2,285
Other (1)	42	34

Total International	$5,758	$4,392

Consolidated
Media	$4,710	$3,958
Electronics and other general merchandise	7,975	5,588
Other (1)	500	311

Total Consolidated	$13,185	$9,857

Y/Y Net Sales Growth:
North America:
Media	17%	18%
Electronics and other general merchandise	44	63
Other	66	74
Total North America	36	45

International:
Media	21%	13%
Electronics and other general merchandise	40	54
Other	24	15
Total International	31	31

Consolidated:
Media	19%	15%
Electronics and other general merchandise	43	59
Other	61	65
Total Consolidated	34	38

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	22%	9%
Electronics and other general merchandise	42	49
Other	26	12
Total International	32	27

Consolidated:
Media	19%	13%
Electronics and other general merchandise	43	57
Other	61	64
Total Consolidated	34	36

Consolidated Net Sales Mix:
Media	36%	40%
Electronics and other general merchandise	60	57
Other	4	3

	100%	100%

(1)	Includes non-retail activities, such as AWS, miscellaneous marketing and promotional activities, co-branded credit card agreements, and other seller sites.

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited )
ASSETS
Current assets:
Cash and cash equivalents	$2,288	$5,269
Marketable securities	3,427	4,307
Inventories	4,255	4,992
Accounts receivable, net and other	1,813	2,571
Deferred tax assets	371	351

Total current assets	12,154	17,490
Fixed assets, net	4,653	4,417
Deferred tax assets	27	28
Goodwill	1,970	1,955
Other assets	1,535	1,388

Total assets	$20,339	$25,278

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,886	$11,145
Accrued expenses and other	3,602	3,751

Total current liabilities	10,488	14,896
Long-term liabilities	2,580	2,625

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 474 and 473
Outstanding shares — 450 and 455	5	5
Treasury stock, at cost	(1,837)	(877)
Additional paid-in capital	7,192	6,990
Accumulated other comprehensive loss	(174)	(316)
Retained earnings	2,085	1,955

Total stockholders’ equity	7,271	7,757

Total liabilities and stockholders’ equity	$20,339	$25,278

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,033	$3,205	$3,114	$3,903	$3,051	1%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$1,138	$1,374	$1,589	$1,811	$1,899	67%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$1,895	$1,831	$1,525	$2,092	$1,152	(39%)
Free cash flow — TTM Y/Y growth	(18%)	(8%)	(17%)	(17%)	(39%)	N/A
Invested capital (1)	$7,931	$8,551	$9,147	$9,680	$10,006	N/A
Return on invested capital (2)	24%	21%	17%	22%	12%	N/A

Common shares and stock-based awards outstanding	466	468	469	468	464	—
Common shares outstanding	452	454	455	455	450	—
Stock-based awards outstanding	14	15	14	14	13	(4%)
Stock-based awards outstanding — % of common shares outstanding	3.1%	3.2%	3.2%	3.0%	2.9%	N/A

Results of Operations
Worldwide (WW) net sales	$9,857	$9,913	$10,876	$17,431	$13,185	34%
WW net sales — Y/Y growth, excluding F/X	36%	44%	39%	34%	34%	N/A
WW net sales — TTM	$36,931	$40,278	$43,594	$48,077	$51,404	39%
WW net sales — TTM Y/Y growth, excluding F/X	39%	39%	39%	37%	37%	N/A

Operating income	$322	$201	$79	$260	$192	(40%)
Operating income — Y/Y growth, excluding F/X	(20%)	(36%)	(77%)	(48%)	(38%)	N/A
Operating margin — % of WW net sales	3.3%	2.0%	0.7%	1.5%	1.5%	N/A
Operating income — TTM	$1,334	$1,265	$1,076	$862	$732	(45%)
Operating income — TTM Y/Y growth, excluding F/X	7%	(7%)	(25%)	(44%)	(50%)	N/A
Operating margin — TTM % of WW net sales	3.6%	3.1%	2.5%	1.8%	1.4%	N/A

Net income	$201	$191	$63	$177	$130	(35%)
Net income per diluted share	$0.44	$0.41	$0.14	$0.38	$0.28	(35%)
Net income — TTM	$1,054	$1,038	$871	$631	$561	(47%)
Net income per diluted share — TTM	$2.30	$2.26	$1.89	$1.37	$1.22	(47%)

Segments
North America Segment:
Net sales	$5,465	$5,406	$5,932	$9,902	$7,427	36%
Net sales — Y/Y growth, excluding F/X	45%	50%	44%	37%	36%	N/A
Net sales — TTM	$20,392	$22,208	$24,014	$26,705	$28,667	41%
Operating income	$290	$214	$144	$285	$349	20%
Operating margin — % of North America net sales	5.3%	4.0%	2.4%	2.9%	4.7%	N/A
Operating income — TTM	$972	$986	$943	$933	$991	2%
Operating income — TTM Y/Y growth, excluding F/X	17%	9%	1%	(2%)	2%	N/A
Operating margin — TTM % of North America net sales	4.8%	4.4%	3.9%	3.5%	3.5%	N/A

International Segment:
Net sales	$4,392	$4,507	$4,944	$7,529	$5,758	31%
Net sales — Y/Y growth, excluding F/X	27%	36%	33%	29%	32%	N/A
Net sales — TTM	$16,539	$18,070	$19,580	$21,372	$22,737	37%
Net sales — TTM % of WW net sales	45%	45%	45%	44%	44%	N/A
Operating income	$175	$172	$116	$177	$49	(72%)
Operating margin — % of International net sales	4.0%	3.8%	2.4%	2.4%	0.9%	N/A
Operating income — TTM	$922	$888	$790	$640	$515	(44%)
Operating income — TTM Y/Y growth, excluding F/X	4%	(7%)	(23%)	(41%)	(49%)	N/A
Operating margin — TTM % of International net sales	5.6%	4.9%	4.0%	3.0%	2.3%	N/A

Consolidated Segments:
Operating expenses (3)	$9,392	$9,527	$10,616	$16,969	$12,787	36%
Operating expenses — TTM (3)	$35,037	$38,404	$41,860	$46,504	$49,899	42%
Operating income	$465	$386	$260	$462	$398	(15%)
Operating margin — % of Consolidated sales	4.7%	3.9%	2.4%	2.7%	3.0%	N/A
Operating income — TTM	$1,894	$1,874	$1,734	$1,573	$1,505	(21%)
Operating income — TTM Y/Y growth, excluding F/X	10%	1%	(11%)	(21%)	(22%)	N/A
Operating margin — TTM % of Consolidated net sales	5.1%	4.7%	4.0%	3.3%	2.9%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Q1 2012	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$1,885	$1,585	$1,927	$2,562	$2,197	17%
Media — Y/Y growth, excluding F/X	18%	19%	21%	8%	17%	N/A
Media — TTM	$7,170	$7,430	$7,767	$7,959	$8,270	15%
Electronics and other general merchandise	$3,303	$3,496	$3,635	$6,881	$4,772	44%
Electronics and other general merchandise — Y/Y growth, excluding F/X	63%	67%	56%	51%	44%	N/A
Electronics and other general merchandise — TTM	$12,277	$13,683	$14,992	$17,315	$18,784	53%
Electronics and other general merchandise — TTM % of North America net sales	60%	62%	62%	65%	66%	N/A
Other	$277	$325	$370	$459	$458	66%
Other — TTM	$945	$1,095	$1,255	$1,431	$1,613	71%

Supplemental International Segment Net Sales:
Media	$2,073	$2,075	$2,226	$3,447	$2,513	21%
Media — Y/Y growth, excluding F/X	9%	20%	17%	18%	22%	N/A
Media — TTM	$8,247	$8,772	$9,238	$9,820	$10,261	24%
Electronics and other general merchandise	$2,285	$2,398	$2,681	$4,032	$3,203	40%
Electronics and other general merchandise — Y/Y growth, excluding F/X	49%	53%	51%	41%	42%	N/A
Electronics and other general merchandise — TTM	$8,162	$9,162	$10,199	$11,397	$12,314	51%
Electronics and other general merchandise — TTM % of International net sales	49%	51%	52%	53%	54%	N/A
Other	$34	$34	$37	$50	$42	24%
Other — TTM	$130	$136	$143	$155	$162	26%

Supplemental Worldwide Net Sales:
Media	$3,958	$3,660	$4,153	$6,009	$4,710	19%
Media — Y/Y growth, excluding F/X	13%	20%	19%	14%	19%	N/A
Media — TTM	$15,417	$16,202	$17,005	$17,779	$18,531	20%
Electronics and other general merchandise	$5,588	$5,894	$6,316	$10,913	$7,975	43%
Electronics and other general merchandise — Y/Y growth, excluding F/X	57%	62%	54%	47%	43%	N/A
Electronics and other general merchandise — TTM	$20,439	$22,845	$25,191	$28,712	$31,098	52%
Electronics and other general merchandise — TTM % of WW net sales	55%	57%	58%	60%	60%	N/A
Other	$311	$359	$407	$509	$500	61%
Other — TTM	$1,075	$1,231	$1,398	$1,586	$1,775	65%
Balance Sheet
Cash and marketable securities	$6,881	$6,355	$6,326	$9,576	$5,715	(17%)
Inventory, net — ending	$2,888	$3,229	$3,770	$4,992	$4,255	47%
Inventory turnover, average — TTM	11.6	11.3	10.8	10.3	10.4	(10%)
Fixed assets, net	$2,902	$3,470	$3,999	$4,417	$4,653	60%

Accounts payable — ending	$5,540	$5,721	$6,552	$11,145	$6,886	24%
Accounts payable days — ending	66	69	72	74	62	(5%)
Other
WW shipping revenue	$330	$331	$360	$531	$461	40%
WW shipping costs	$786	$820	$918	$1,466	$1,129	44%
WW net shipping costs	$456	$489	$558	$935	$668	47%
WW net shipping costs — % of WW net sales	4.6%	4.9%	5.1%	5.4%	5.1%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	37,900	43,200	51,300	56,200	65,600	73%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide – for example www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, www.amazon.it, www.amazon.es, www.diapers.com, www.endless.com, www.shopbop.com and www.zappos.com – as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with certain acquisitions, rental businesses, web services or advertising businesses, or Amazon gift certificates.

Contacts:
Amazon.com Investor Relations Sean Boyle, 206/266-2171 www.amazon.com/ir	Amazon.com Public Relations Mary Osako, 206/266-7180